UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2016

CNL HEALTHCARE PROPERTIES II, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-206017	47-4524619
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 South Orange Avenue, Orlando, FL	32801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 650-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July11, 2016, CNL Healthcare Properties II, Inc. (the “Company”) announced that it broke escrow in its public offering through the sale of 250,000 Class A shares to CHP II Advisors, LLC, its advisor, for $2.5 million. As of July 11, 2016, the Company had received gross offering proceeds of approximately $2.5 million, which is sufficient to satisfy the $2.0 million minimum offering amount in all states where the Company is conducting its public offering except Ohio, Pennsylvania and Washington. Accordingly, the Issuer has broken escrow effective July 11, 2016 with respect to subscriptions received from all states where it is conducting the public offering except Ohio, Pennsylvania and Washington, and has issued shares to its initial investors who were admitted as stockholders as of July 11, 2016. We expect that the Company’s board of directors will authorize and establish monthly distribution rates, which will be subject to class-specific expenses, during the third quarter of 2016.

In connection with the acceptance of subscriptions, the Company issued a press release, a copy of which is attached herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated July 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CNL Healthcare Properties II, Inc.
July 11, 2016

	By:	/s/ Kevin R. Maddron
Kevin R. Maddron
Chief Operating Officer, Chief Financial Officer and Treasurer